Exhibit 10.5

EXECUTION VERSION

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of June 17, 2019, by the undersigned (“Seller”) in favor of and for the benefit of MTech Acquisition Holdings Inc., a Delaware corporation which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) (the “Closing”) as “Akerna Inc.” (together with its successors, “Pubco”), MJ Freeway LLC, a Colorado limited liability company (together with its successors, including the Company Surviving Subsidiary (as defined in the Merger Agreement, the “Company”), and each of Pubco’s and the Company’s present and future Affiliates, successors and direct and indirect Subsidiaries (including Purchaser) (collectively with Pubco and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, Pubco and the Company are parties to that certain that Agreement and Plan of Merger, dated as of October 10, 2018 (as amended, including without limitation by the First Amendment to the Merger Agreement, dated April 17, 2019, the “Merger Agreement”), by and among (i) MTech Acquisition Corp., a Delaware corporation and, prior to giving effect to the Closing, the parent entity of Pubco (together with its successors, including the Purchaser Surviving Subsidiary, “Purchaser”), (ii) Pubco, (iii) MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (”Purchaser Merger Sub”), (iv) MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Pubco, Purchaser and Purchaser Merger Sub, the “Purchaser Parties”), (v) MTech Sponsor LLC, a Florida limited liability company, in the capacity as the Purchaser Representative thereunder (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (vi) the Company and (vii) Jessica Billingsley (as successor to Harold Handelsman), in the capacity as Seller Representative thereunder, pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco, and (b) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), and with equity holders of the Company, including Seller, receiving shares of common stock of Pubco, and as a result of which Mergers, among other matters, Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the Colorado Act;

WHEREAS, the Company (and after the Closing, Pubco), directly and indirectly through its Subsidiaries, creates and sells software, consulting and data solutions for cannabis businesses, including cultivation management, point of sale, patient management and inventory tracking systems (the “Business”);

WHEREAS, in connection with, and as a condition to the Closing and to enable the Purchaser Parties and the Company to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries and the other Covered Parties, the Purchaser Parties and the Company have required that Seller enter into this Agreement;

WHEREAS, Seller is entering into this Agreement in order to induce the Purchaser Parties and the Company to consummate the Transactions, pursuant to which Seller will directly or indirectly receive a material benefit; and

WHEREAS, Seller, as a former and/or current member, manager, officer and/or employee of the Company and/or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser Parties and the Company to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. Seller hereby agrees that during the period from the Closing until the four (4) year anniversary of the Closing (the “Restricted Period”), Seller will not, and will cause its Affiliates not to, without the prior written consent of Pubco (which may be withheld in its sole discretion), anywhere within the United States, Australia, Canada, Chile, Columbia, Denmark, New Zealand, South Africa, Spain, Switzerland, Uruguay or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing or during the Restricted Period (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, Seller and its Affiliates may own passive investments of not more than three percent (3%) beneficially ownership of any class of outstanding equity interests in a Competitor that is publicly traded, so long as Seller and its Affiliates and their respective equity holders, directors, officers, managers and employees who were involved with the business of any of the Covered Parties are not involved in the management or control of such Competitor (“Permitted Ownership”).

(b) Acknowledgment. Seller acknowledges and agrees, based upon the advice of legal counsel and/or Seller’s own education, experience and training, that (i) Seller possesses knowledge of confidential information of the Covered Parties and the Business, (ii) Seller’s execution of this Agreement is a material inducement to the Purchaser Parties and the Company to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which Seller and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser Parties and the Company would not have consummated the Transactions but for Seller’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury if Seller and/or its Affiliates were to use their ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) Seller and its Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Seller to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory (subject to applicable legal limitations) and compete with other businesses that are or could be located in any part of the Territory (subject to applicable legal limitations), (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the provisions of this Agreement will not prevent Seller from earning a livelihood, (ix) the consideration provided to Seller under this Agreement and the Merger Agreement is not illusory, and (x) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Seller agrees that, during the Restricted Period, Seller will not, and will not permit its Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, Seller and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from Seller or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Seller or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” means any Person who is or was an employee, consultant or independent contractor of the Covered Parties as of the date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b) Non-Solicitation of Customers and Suppliers. Seller agrees that, during the Restricted Period, Seller will not, and will not permit its Affiliates to, without the prior written consent of Pubco (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of its duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” means any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or took specific action to make a proposal) of a Covered Party as of the date of the relevant act prohibited by this Section 2(b) or during the one (1) year period preceding such date.

(c) Non-Disparagement. Seller agrees that from and after the Closing until the Second (2nd) anniversary of the end of the Restricted Period, Seller will not, and will not permit its Affiliates to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Seller from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Seller or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by Seller or its Affiliate in good faith.

3. Confidentiality. From and after the Closing, Seller will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of its duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Pubco (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, vendors, human resources, employees, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by third parties to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where Seller can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Seller or any of its Representatives; (iii) is already in the possession of Seller at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Seller’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) Seller cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Seller and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Notification to Subsequent Employer. Seller agrees that, during the Restricted Period, any Covered Party may notify any Person employing or otherwise retaining the services of Seller or evidencing an intention of employing or retaining the services of Seller the existence and provisions of this Agreement.

5. Representations and Warranties. Seller hereby represents and warrants, to and for the benefit of the Covered Parties, as of the date of this Agreement and as of the Closing, that: (a) Seller has full power and capacity to execute and deliver, and to perform all of Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Seller is a party or otherwise bound. By entering into this Agreement, Seller certifies and acknowledges that Seller has carefully read all of the provisions of this Agreement, and that Seller voluntarily and knowingly enters into this Agreement.

6. Remedies. The covenants and undertakings of Seller contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Seller agrees that, in the event of any breach or threatened breach by Seller of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which Seller expressly waives; and (ii) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Seller hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Seller hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Seller) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

7. Survival of Obligations. The expiration of the Restricted Period will not relieve Seller of any obligation or liability arising from any breach by Seller of this Agreement during the Restricted Period. Seller further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which Seller is in violation of any provision of such Sections.

8. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco or any other Covered Party, to:		with a copy (that will not constitute notice) to:

Akerna, Inc.		Graubard Miller
1601 Arapahoe Street, Suite 900		The Chrysler Building
Denver, CO 80202		405 Lexington Avenue - 11th Floor
Attn: Jessica Billingsley, CEO		New York, New York 10174
Facsimile No.: (888) 932-6537		Attn: David Alan Miller, Esq.
Telephone No.: (888) 932-6537		Facsimile No.: (212) 818-8881
Email: jessica@mjfreeway.com		Telephone No.: (212) 818-8661
Email: DMiller@graubard.comand
and
and
MTech Sponsor LLC
10124 Foxhurst Court		Ellenoff Grossman & Schole LLP
Orlando, Florida 32836		1345 Avenue of the Americas, 11th Floor
Attn: Scott Sozio		New York, New York 10105
Facsimile No.: (407) 370-3097	Attn:	Stuart Neuhauser, Esq.
Telephone No.: (407) 345-8332		Matthew A. Gray, Esq.
Email: scott@vandykeholdings.com		Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	sneuhauser@egsllp.com
mgray@egsllp.com

If to Seller, to:

the address below Seller’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between Seller and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of Seller and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between Seller or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of Seller or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between Seller or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Seller or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Seller or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Seller and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Seller will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by Seller, Pubco and the Purchaser Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 8(e)) (a “Dispute”) shall be governed by this Section 8(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator's award shall be in writing and shall include a reasonable explanation of the arbitrator's reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 8(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 8(e), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 8(a). Nothing in this Section 8(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon Seller and Seller’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Seller. Seller agrees that the obligations of Seller under this Agreement are personal and will not be assigned by Seller. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Purchaser Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Purchaser Representative is authorized and shall have the sole right to act on behalf of Pubco and the other Covered Parties under this Agreement, including the right to enforce Pubco’s and the other Covered Parties’ rights and remedies under this Agreement. Without limiting the foregoing, in the event that Seller or its Affiliate serves as a director, officer, employee or other authorized agent of a Covered Party, Seller or such Affiliate shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j) Construction. Seller acknowledges that Seller has been represented by counsel, or had the opportunity to be represented by counsel of Seller’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)   Effectiveness. This Agreement shall be binding upon Seller upon Seller’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

/s/ Jessica Billingsley

JESSICA BILLINGSLEY

Address for Notice:

Address:	234 S. Downing St., Denver, CO 80209

Facsimile No.:
Telephone No.:	9707290372
Email:	jessica@mjfreeway.com

(Signature Page to Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

Pubco:

MTECH ACQUISITION HOLDINGS INC.

By:	/s/ Scott Sozio
Name:	Scott Sozio
Title:	President

The Company:

MJ FREEWAY LLC

By:	/s/ Ruth Ann Kraemer
Name:	Ruth Ann Kraemer
Title:	CFO

The Purchaser Representative:

MTECH SPONSOR LLC,
solely in its capacity as the Purchaser Representative

By:	/s/ Scott Sozio
Name:	Scott Sozio
Title:	President

(Signature Page to Non-Competition Agreement)